Exhibit 99.1

Fortune Brands Reports Strong Sales and EPS Growth in Q1 2020; Enhances Liquidity and Balance Sheet and Suspends Financial Guidance

Highlights from continuing operations:

  Q1 2020 sales increased 6 percent year-over-year to $1.4 billion
  Q1 2020 EPS of $0.77, an increase of 28 percent; EPS before charges / gains increased 29 percent to $0.81
  Company increases liquidity and strengthens balance sheet
  Rigorous expense and cash management actions in place and will evolve with demand

DEERFIELD, Ill.--(BUSINESS WIRE)--April 30, 2020--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced first quarter 2020 results.

“Despite strong sales and profit growth in the first quarter, we began to proactively take steps to rigorously manage cash and expenses and further strengthen our balance sheet to manage any impact of the COVID-19 pandemic and emerge poised to accelerate share gains in a recovery,” said Nicholas Fink, chief executive officer, Fortune Brands. “We continued to operate well in a challenging environment, and I want to thank our dedicated teammates who have been working tirelessly to keep each other healthy and safe while executing with excellence. Our strong operating performance in the quarter was evident throughout our business and will distinguish us in a more challenging environment. Our exceptional cabinets results are proof that our pivot plan is now delivering, with more to come. Our plumbing group outgrew its market even with major business disruption in China, and our doors and decking business delivered double-digit growth at expanding margins.”

First Quarter 2020

For the first quarter of 2020, sales were $1.4 billion, an increase of 6 percent over the first quarter of 2019. Earnings per share were $0.77, compared to $0.60 in the prior-year quarter. EPS before charges / gains were $0.81, compared to $0.63 the same quarter last year. Operating income was $155.0 million, compared to $135.6 million in the prior-year quarter. Operating income before charges / gains was $169.8 million, compared to $142.0 million the same quarter last year, up 20 percent.

For each segment in the first quarter of 2020, compared to the prior-year quarter:

  Cabinet sales increased 8 percent. Accelerated growth in value-priced cabinets more than offset flatter performance in higher-priced products. Operating margin before charges / gains was 9.0 percent, an increase of 120 basis points over the first quarter of 2019.
  Plumbing sales increased 2 percent, 9 percent excluding the impacts of COVID-19 and foreign exchange. The Company’s Chinese plumbing business was closed for approximately six weeks during the quarter. Plumbing delivered strong results across all U.S. channels with operating margin before charges / gains at 22.3 percent.
  Doors & Security sales increased 6 percent, driven by double-digit sales growth of doors and composite decking. Operating margin before charges / gains was 10.4 percent, which was up 160 basis points versus the first quarter of 2019.

Balance Sheet and Liquidity

At the end of the quarter net debt was $2.1 billion and net debt to EBITDA was 2.2x. The Company had $360 million in cash and $1.0 billion of availability under its revolving credit agreement.

On April 29, 2020, the Company, in cooperation with its lending group, executed a new supplemental 364-day revolving credit facility. This new facility increases borrowing capacity by $400 million and operates essentially under the same terms and conditions as the existing facility.

“After a very strong start to the year, the virus has made demand expectations uncertain,” stated Patrick Hallinan, chief financial officer, Fortune Brands. “In addition to expense and cash management improvement initiatives being pursued throughout the Company, it was prudent to add further financial flexibility and liquidity during this uncertain time.”

2020 Outlook and COVID-19 Update

The Company started the year with a strong first quarter, reflective of the share gain momentum and operating excellence in each of the businesses. Due to COVID-19, the Company expects a deceleration in its markets in the second and third quarter. The Company has established plans in each of its businesses to reduce expenses and cash deployment significantly. These actions are already underway, will be implemented in waves, and are expected to offset some of the anticipated demand headwinds.

As the Company has continued to operate in most of its manufacturing and distribution locations, the Company has taken significant steps in excess of WHO and CDC guidelines to safely navigate the COVID-19 environment in each facility. The Company’s residential and commercial building and safety products have been generally deemed essential in North America. As a key supplier in the industry, the Company’s teammates have been working in an enhanced safety environment to continue to deliver these important products to consumers and trade professionals.

Due to the uncertainty around COVID-19 effects on near-term demand in the U.S. and in other countries in which the Company operates, the Company is suspending any previous financial guidance or projections for 2020 or beyond. The Company expects to provide further details on the quarterly earnings call.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., creates products and services that fulfill the dreams of home. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Riobel, Perrin & Rowe, Shaws, Victoria + Albert and Rohl under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com. To learn more about how Fortune Brands is embracing and accelerating its environmental, social and governance duties, please visit our ESG section and report at www.FBHS.com/global-citizenship.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the Company, on our business, financial condition and results of operations as well as general business strategies, market potential, future financial performance, the potential of our brands and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, sales excluding the impact of COVID-19 and foreign exchange, operating income before charges / gains, operating margin before charges / gains, and net debt to EBITDA. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended March 31,
	2020	2019	% Change
Net Sales (GAAP)
Cabinets	$620.0	$573.0	8
Plumbing	469.0	458.6	2
Doors & Security	313.7	296.3	6
Total Net Sales	$1,402.7	$1,327.9	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended March 31,				Three Months Ended March 31,
Operating Income (loss) Before Charges/Gains (a)	2020	2019	% Change	Operating Income (loss)	2020	2019	% Change
Cabinets	$55.7	$44.6	25	Cabinets	$43.7	$43.2	1
Plumbing	104.4	90.5	15	Plumbing	104.5	89.2	17
Doors & Security	32.6	26.1	25	Doors & Security	31.5	22.4	41
Corporate Expenses	(22.9)	(19.2)	(19)	Corporate Expenses	(24.7)	(19.2)	(29)

Total Operating Income Before Charges/Gains	$169.8	$142.0	20	Total Operating Income (GAAP)	$155.0	$135.6	14

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$0.81	$0.63	29	Diluted EPS	$0.77	$0.60	28

EBITDA Before Charges/Gains (c)	$207.1	$179.7	15	Net Income (GAAP)	$108.8	$84.5	29

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$359.7	$387.9
Accounts receivable, net	678.2	624.8
Inventories	703.1	718.6
Other current assets	173.0	166.9
Total current assets	1,914.0	1,898.2

Property, plant and equipment, net	807.6	824.2
Goodwill	2,079.3	2,090.2
Other intangible assets, net of accumulated amortization	1,139.9	1,168.9
Other assets	359.3	309.8
Total assets	$6,300.1	$6,291.3

Liabilities and Equity
Current liabilities
Short-term debt	$399.9	$399.7
Accounts payable	426.4	460.0
Other current liabilities	419.8	549.6
Total current liabilities	1,246.1	1,409.3

Long-term debt	2,035.2	1,784.6
Deferred income taxes	157.4	157.2
Other non-current liabilities	503.5	512.4
Total liabilities	3,942.2	3,863.5

Stockholders' equity	2,357.0	2,426.6
Noncontrolling interests	0.9	1.2
Total equity	2,357.9	2,427.8
Total liabilities and equity	$6,300.1	$6,291.3

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating Activities
Net income	$108.8	$84.5
Depreciation and amortization	37.5	37.8
Non-cash lease expense	7.4	8.7
Deferred taxes	0.5	(2.0)
Gain on equity investments	(6.6)	-
Asset impairment charges	9.5	1.7
Other noncash items	12.2	7.0
Changes in assets and liabilities, net	(183.1)	(227.4)
Net cash used by operating activities	$(13.8)	$(89.7)

Investing Activities
Capital expenditures	$(26.9)	$(27.2)
Proceeds from the sale of assets	1.5	1.9
Cost of investments in equity securities	(51.6)	-
Net cash used in investing activities	$(77.0)	$(25.3)

Financing Activities
Increase in debt, net	$250.0	$185.0
Proceeds from the exercise of stock options	18.4	2.9
Treasury stock purchases	(150.0)	(18.0)
Dividends to stockholders	(33.5)	(31.0)
All other	(7.6)	(9.5)
Net cash provided by financing activities	$77.3	$129.4

Effect of foreign exchange rate changes on cash	(15.0)	3.8

Net (decrease)/increase in cash and cash equivalents	$(28.5)	$18.2
Cash, cash equivalents and restricted cash* at beginning of period	394.9	270.7
Cash, cash equivalents and restricted cash* at end of period	$366.4	$288.9

FREE CASH FLOW	Three Months Ended March 31,
	2020	2019

Free Cash Flow**	$(20.8)	$(112.1)
Add:
Capital expenditures	26.9	27.2
Less:
Proceeds from the sale of assets	1.5	1.9
Proceeds from the exercise of stock options	18.4	2.9
Cash Flow From Operations (GAAP)	$(13.8)	$(89.7)

*Restricted cash of $6.7 million is included in other assets as of March 31, 2020 within our Condensed Consolidated Balance Sheet. There was $7.7 million of restricted cash as of March 31, 2019.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change

Net Sales	$1,402.7	$1,327.9	6

Cost of products sold	909.5	869.1	5

Selling, general
and administrative expenses	313.9	312.0	1

Amortization of intangible assets	10.3	10.0	3

Asset impairment charges	9.5	-	100

Restructuring charges	4.5	1.2	275

Operating Income	155.0	135.6	14

Interest expense	22.1	23.7	(7)

Other income, net	(6.1)	(1.2)	(408)

Income before taxes	139.0	113.1	23

Income tax	29.9	28.6	5

Income after tax	$109.1	$84.5	29

Equity in losses of affiliate	0.3	-	100

Net income	$108.8	$84.5	29

Less: Noncontrolling interests	(0.3)	(0.2)	(50)

Net income attributable to
Fortune Brands Home & Security, Inc.	$109.1	$84.7	29

Earnings Per Common Share, Diluted:
Net income	$0.77	$0.60	28

Diluted Average Shares Outstanding	140.8	141.9	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended March 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $5.3 million ($3.7 million after tax or $0.03 per diluted share) of restructuring and other charges, an asset impairment charge of $9.5 million ($7.1 million after tax or $0.05 per diluted share), a gain on equity investments of $6.6 million ($5.0 million after tax or $0.04 per diluted share) and a net tax benefit of $0.6 million.

For the three months ended March 31, 2019, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $6.4 million ($4.7 million after tax or $0.03 per diluted share) of restructuring and other charges and the benefit from a tax item of $0.5 million.

	Three Months Ended March 31,
	2020	2019	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.81	$0.63	29

Restructuring and other charges	(0.03)	(0.03)	-
Asset impairment charges (d)	(0.05)	-	-
Gain on equity investments (e)	0.04	-	-

Diluted EPS (GAAP)	$0.77	$0.60	28

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended March 31,
	2020	2019	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$207.1	$179.7	15

Depreciation*	$(27.5)	$(26.5)	(4)
Amortization of intangible assets	(10.3)	(10.0)	(3)
Restructuring and other charges	(5.3)	(6.4)	17
Interest expense	(22.1)	(23.7)	7
Asset impairment charges (d)	(9.5)	-	(100)
Equity in losses of affiliate	(0.3)	-	(100)
Gain on equity investments (e)	6.6	-	100
Income taxes	(29.9)	(28.6)	(5)

Net Income (GAAP)	$108.8	$84.5	29

* Depreciation excludes a benefit relating to the reversal of previously recorded accelerated depreciation expense of $0.3 million for the three months ended March 31, 2020 and it also excludes accelerated depreciation expense of ($1.3) million for the three months ended March 31, 2019. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2020
Short-term debt **			399.9
Long-term debt **			2,035.2
Total debt			2,435.1
Less:
Cash and cash equivalents **			359.7
Net debt (1)			2,075.4
For the twelve months ended March 31, 2020
EBITDA before charges/gains (2) (c)			947.3

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.2

** Amounts are per the unaudited Condensed Consolidated Balance Sheet as of March 31, 2020.

	Nine Months Ended December 31,	Three Months Ended March 31,	Twelve Months Ended March 31,

	2019	2020	2020

EBITDA BEFORE CHARGES/GAINS (c)	$740.2	$207.1	$947.3

Depreciation***	$(82.9)	$(27.5)	$(110.4)
Amortization of intangible assets	(31.4)	(10.3)	(41.7)
Restructuring and other charges	(17.6)	(5.3)	(22.9)
Interest expense	(70.5)	(22.1)	(92.6)
Asset impairment charges (d)	(41.5)	(9.5)	(51.0)
Equity in losses of affiliate	-	(0.3)	(0.3)
Gain on equity investments (e)	-	6.6	6.6
Defined benefit plan actuarial losses	(34.1)	-	(34.1)
Income taxes	(115.4)	(29.9)	(145.3)

Net Income (GAAP)	$346.8	$108.8	$455.6

*** Depreciation excludes a benefit relating to the reversal of previously recorded accelerated depreciation expense of $0.3 million for the three months ended March 31, 2020 and it also excludes accelerated depreciation expense of ($0.6) million for the nine months ended December 31, 2019. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Asset	Equity		Before
	GAAP	and other	impairment	Investment	Tax Items (2)	Charges/Gains
	(unaudited)	charges	charges			(Non-GAAP)

2020	FIRST QUARTER

Net Sales	$1,402.7	-	-	-	-

Cost of products sold	909.5	(0.2)	-	-	-
Selling, general & administrative expenses	313.9	(0.6)	-	-	-
Amortization of intangible assets	10.3	-	-	-	-
Asset impairment charges	9.5	-	(9.5)	-	-
Restructuring charges	4.5	(4.5)	-	-	-

Operating income	155.0	5.3	9.5	-	-	169.8

Interest expense	22.1	-	-	-	-
Other income, net	(6.1)	-	-	6.6	-
Income before taxes	139.0	5.3	9.5	(6.6)	-	147.2

Income tax	29.9	1.3	2.4	(1.6)	0.6

Income after tax	$109.1	4.0	7.1	(5.0)	(0.6)	$114.6

Equity in losses of affiliate	0.3	-	-	-	-

Net income	108.8	-	-	-	-

Less: Noncontrolling interests (1)	(0.3)	0.3	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$109.1	3.7	7.1	(5.0)	(0.6)	$114.3

Diluted Average Shares Outstanding	140.8					140.8

Diluted EPS	0.77					0.81

2019

Net Sales	$1,327.9	-	-	-	-

Cost of products sold	869.1	(5.0)	-	-	-
Selling, general & administrative expenses	312.0	(0.2)	-	-	-
Amortization of intangible assets	10.0	-	-	-	-
Asset impairment charges	-	-	-	-	-
Restructuring charges	1.2	(1.2)	-	-	-

Operating income	135.6	6.4	-	-	-	142.0

Interest expense	23.7	-	-	-	-
Other income, net	(1.2)	-	-	-	-
Income before taxes	113.1	6.4	-	-	-	119.5

Income tax	28.6	1.5	-	-	0.5

Income after tax	$84.5	4.9	-	-	(0.5)	$88.9

Equity in losses of affiliate	-	-	-	-	-

Net income	84.5	-	-	-	-

Less: Noncontrolling interests (1)	(0.2)	0.2	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$84.7	4.7	-	-	(0.5)	$88.9

Diluted Average Shares Outstanding	141.9					141.9

Diluted EPS	0.60					0.63

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the three months ended March 31, 2020 and March 31, 2019 represent foreign exchange impact on activity related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Net Sales (GAAP)
Cabinets	$620.0	$573.0	8
Plumbing	469.0	458.6	2
Doors & Security	313.7	296.3	6
Total Net Sales	$1,402.7	$1,327.9	6

Operating Income (loss)
Cabinets	$43.7	$43.2	1
Plumbing	104.5	89.2	17
Doors & Security	31.5	22.4	41
Corporate expenses	(24.7)	(19.2)	(29)

Total Operating Income (GAAP)	$155.0	$135.6	14

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$55.7	$44.6	25
Plumbing	104.4	90.5	15
Doors & Security	32.6	26.1	25
Corporate expenses	(22.9)	(19.2)	(19)

Total Operating Income Before Charges/Gains (a)	169.8	142.0	20
Restructuring and other charges (1) (2)	(5.3)	(6.4)	17
Asset impairment charges (d)	(9.5)	-	(100)
Total Operating Income (GAAP)	$155.0	$135.6	14

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, impairments related to previously closed facilities and losses on the sale of closed facilities. In total, we recognized a charge of $0.8 million in the three months ended March 31, 2020 and $3.4 million for the three months ended March 31, 2019.

In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Fiberon) classified in cost of products sold of $1.8 million for the three months ended March 31, 2019.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2020	2019	Change

CABINETS
Before charges/gains operating margin	9.0%	7.8%	120 bps
Restructuring & other charges	(0.4%)	(0.3%)
Asset impairment charges	(1.6%)	-
Operating margin	7.0%	7.5%	(50) bps

PLUMBING
Before charges/gains operating margin	22.3%	19.7%	260 bps
Restructuring & other charges	-	(0.2%)
Operating margin	22.3%	19.5%	280 bps

DOORS & SECURITY
Before charges/gains operating margin	10.4%	8.8%	160 bps
Restructuring & other charges	(0.4%)	(1.2%)
Operating margin	10.0%	7.6%	240 bps

TOTAL COMPANY
Before charges/gains operating margin	12.1%	10.7%	140 bps
Restructuring & other charges	(0.4%)	(0.5%)
Asset impairment charges	(0.7%)	-
Operating margin	11.0%	10.2%	80 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING COVID-19 & FX IMPACTS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended March 31, 2020
% change

PLUMBING
Percentage change in Net Sales excluding COVID-19 & FX Impacts	9%
COVID-19 & FX Impacts	(7%)
Percentage change in Net Sales (GAAP)	2%

Plumbing net sales excluding COVID-19 and FX impacts is consolidated Plumbing net sales derived in accordance with GAAP excluding the impacts of COVID-19 and FX on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges and a gain on equity investments. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income, derived in accordance with GAAP excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in loss of affiliate, a gain on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three months ended March 31, 2020 represent a pre-tax impairment charge of $9.5 million related to indefinite-lived tradenames in our Cabinets segment.

(e) Gain on equity investments for the three months ended March 31, 2020 represents a gain on the remeasurement of our previously existing investment in Flo Technologies.

Contacts

INVESTOR and MEDIA CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com